Exhibit 23.2

                                           Raymond Chabot Grant Thornton [Logo]
Chartered Accountants
General Partnership




                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Shire Pharmaceuticals Group plc ("Shire") Registration Statements on Form S-8 (Nos. 333-09168, 333-93543, 333-60952 and 333-91552), Form S-4 (333-55696) and Form S-3 (333-72862-01) of
our report dated January 25, 2001, included in the 2002 annual report on Form 10-K/A of Shire, on our audits of the consolidated financial statements of BioChem Pharma Inc., prepared in United States of America dollars and in accordance with generally accepted accounting principles in United States of America, as at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 and to the use of our report with respect to the financial statements in the Shire 2002 annual report on Form 10-K/A.

/s/ Raymond Chabot Grant Thornton
---------------------------------
Chartered Accountants
General Partnership

Montreal, Canada
September 1, 2003

Suite 1900
National Bank Tower
600 de La Gauchetiere Street
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Telephone: (514) 878-2691
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